UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012 (November 26, 2012)

MISTER GOODY, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54517	27-5414480
(State or other jurisdiction of incorporation or	(Commission File Number)	(IRS Employer Identification No.)
organization)

7877 Emerald Winds Circle Boynton Beach, Florida		33473
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-396-0554

Not Applicable
(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 26, 2012, Mister Goody, Inc. (the “Company”) entered into promissory notes with Joel Arberman and Fred Sager, who are directors of the Company. Mr. Arberman and Mr. Sager each loaned the Company $10,000, with no interest or prepayment penalty and a due date of March 31, 2013.

The promissory notes dated November 26, 2012 with Joel Arberman and Fred Sager are attached as exhibits 10.1 and 10.2.

On November 29, 2012, Mister Goody, Inc. entered into a consulting agreement with First Market, LLC (“First Market”), pursuant to which First Market will be paid $10,000 per month plus 1,000,000 shares of common stock for management consulting, business advisory, strategic planning and public relations services.

The consulting agreement dated November 29, 2012 with First Market, LLC is attached as exhibit 10.3.

Item 9.01  Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Document Description

10.1	Arberman Promissory Note dated November 26, 2012
10.2	Sager Promissory Note dated November 26, 2012
10.3	First Market Consulting Agreement dated November 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2012

MISTER GOODY, INC.

By:	/s/ Joel Arberman
Joel Arberman
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director